UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2005

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SUN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

PanAmerican Bancorp

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement.

On December 16, 2005, the board of directors of PanAmerican Bancorp (the “Company”) approved the acceleration of the vesting of all currently unvested stock options awarded to directors of the Company under its Amended and Restated Directors Stock Option Plan and its Amended and Restated Incentive Stock Option. As a result of this action, options to purchase approximately 1,034,280 shares of common stock became exercisable effective December 16, 2005, representing approximately 53% of the Company’s total current outstanding options. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged.

The decision to accelerate vesting of these options, which the Company believes is in the best interest of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Boards Statement No. 123R “Share-Based Payment” (“SFAS 123R”). Adoption of SFAS 123R is required on or before January 1, 2006, and will require that compensation expense associated with stock options unvested at December 31, 2005 be recognized in the Company’s consolidated statement of operations. It is anticipated that the accelerated vesting of these options will eliminate pre-tax compensation expense recognition in future periods beginning January 1, 2006 of approximately $1.8 million, of which approximately $435,000 would have been incurred during the year ending December 31, 2006. Based upon the December 16, 2005 closing price of the Company’s common stock on the American Stock Exchange of $4.21 per share, our historical turnover rates and estimate of future employee separation, this action is expected to result in financial statement disclosure of non-cash stock compensation expense of approximately $833,000 in the fourth quarter of 2005.

The following table summarizes the outstanding options subject to accelerated vesting:

	Aggregate Number of Shares Issuable Under Accelerated Options	Weighted Average Exercise Price per Share	Value of In-the-Money Accelerated Options at December 16, 2005 (1)

Total Non-Employee Directors	649,080	$3.23	$634,769
Total Named Executive Officers (2)	385,200	$3.59	$249,472

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(1)

“Value of In-the-Money Accelerated Options” is based upon the market price of $4.21 per share, determined on the basis of the closing selling price per share of the Company’s common stock on the American Stock Exchange on December 16, 2005, less the option exercise price payable per share. Options are “In-the-Money” if the fair market value of the underlying options exceeds the exercise price of the options.

(2)

Consists of those persons named in the Executive Compensation Table in the Company’s 2005 Definitive Proxy Statement filed with the Securities and Exchange Commission on May 18, 2005.

ITEM 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

None.

(b)

Pro forma financial information.

None.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERICAN BANCORP
By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

Dated:  January 17, 2006

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